CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT (this “Agreement”), dated as of July 27, 2006 (the “Agreement”), is by and between Healthways, Inc., a Delaware corporation (the “Company”), and Alfred Lumsdaine (the “Executive”).

WHEREAS, the Executive currently serves as an Officer of the Company in the position of Senior Vice President; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to secure the Executive’s continued services as an Officer of the Company and to ensure the Executive’s continued dedication and objectivity in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control of the Company, without concern as to whether the Executive might be hindered or distracted by personal uncertainties and risks created by any such possible or actual Change in Control, and to encourage the Executive’s full attention and dedication to the Company.

THEREFORE, intending to be legally bound, the parties agree as follows:

1.            Term. Subject to termination pursuant to Sections 4, 5 and 8 herein, the term of this Agreement (the “Term”) shall be for the period in which the Executive serves as an Officer of the Company.

2.            Change of Control. For the purposes of this Agreement, a “Change in Control” shall mean any of the following events:

(a)         any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(b)         as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(c)         during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

3.            Excise Tax Payment. If, in connection with a Change in Control, as defined by Section 2 herein, the Internal Revenue Service asserts, or if the Executive or the Company is advised in writing by an established accounting firm, that any payment in the nature of compensation to, or for the benefit of, the Executive from the Company (or any successor in interest) constitutes an “excess parachute payment” under section 280G of the Internal Revenue Code (“IRC”), whether paid pursuant to this Agreement or any other agreement, and including property transfers pursuant to securities and other employee benefits that vest upon a Change in Control (collectively, the “Excess Parachute Payments”) the Company shall pay to the Executive, on demand, a cash sum equal to the amount of excise tax due under section 4999 of the IRC on the entire amount of the Excess Parachute Payments (excluding any payment pursuant to this Section 5).

4.            Termination of Agreement. This Agreement shall terminate immediately at such time as the Executive no longer serves as an Officer of the Company.

5.             Benefits Pursuant to Change of Control. If, due to a Change of Control, the Executive’s employment is terminated by the Company or Executive is demoted or his/her officer title is reduced within twelve (12) months of the Change of Control for any reason other than for cause, as defined herein, or, if within twelve (12) months of a Change of Control the Executive Resigns for Good Reason, as defined herein, the Executive shall be entitled to receive:

(a)          An amount equal to the Executive’s Monthly Base Salary (as of the Notice of Termination) for a total of twelve (12) months following the Date of Termination (herein defined as the date designated by the Company).

(b)          If permitted under the Company’s group medical insurance, group medical benefits at the same rate as then in effect for the Company’s employees for sixteen (16) months after the Date of Termination.

(c)          In the event the receipt of amounts payable pursuant to this Section 5 within six (6) months of the Date of Termination would cause the Executive to incur any penalty under Section 409A of the IRC, then payment of such amounts shall be delayed until the date that is six (6) months following the Date of Termination.

(d)          All outstanding stock options, restricted stock, restricted stock units and any other vested equity incentives shall remain exercisable solely in accordance with the terms of the stock option agreements or restricted stock agreements to which the Company and the Executive are parties on the Date of Termination. All unvested equity incentives shall terminate on the Date of Termination.

(e)          All amounts contributed by the Company to the Capital Accumulation Plan (“CAP”) for the benefit of the Executive that have vested shall be paid out in accordance with the terms of the CAP as in effect on the Date of Termination. The Executive shall not be entitled to receive any unvested Company contributions to the CAP.

(f)           In addition to the benefits listed above, the Executive may elect to receive an enhanced benefit of four (4) months of the Executive’s Monthly Base Salary, upon execution of a full release of claims in favor of the Company. Such payment shall be made to the Executive periodically at the regular payroll dates commencing as of the Date of Termination.

6.             Assignment; Binding Agreement . This Agreement shall inure to the benefit of and be enforceable by the Executive and his/her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to him/her hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his/her devisee, legatee or other designee or, if there is no such designee, to his/her estate.

7.             Confidentiality; Non-Competition; Non-Solicitation.

(a)          The Executive acknowledges that: (i) the business of providing care support services and health support services in which the Company is engaged (the “Business”) is intensely competitive and that the Executive’s employment by the Company will require that the Executive have access to and knowledge of confidential information of the Company relating to its business plans, financial data, marketing programs, client information, contracts and other trade secrets, in each case other than as and to the extent such information is generally known or publicly available through no violation of this Agreement by the Executive, (ii) the use or disclosure of such information other than in furtherance of the Business may place the Company at a competitive disadvantage and may do damage, monetary or otherwise, to the Business; and (iii) the engaging by the Executive in any of the activities prohibited by this Section shall constitute improper appropriation and/or use of such information. The Executive expressly acknowledges the trade secret status of the Company’s confidential information and that the confidential information constitutes a protectable business interest of the Company. Other than as may be required in the performance of his/her duties, the Executive expressly agrees not to divulge such confidential information to anyone outside the Company without prior permission.

(b)          The “Company” (which shall be construed to include the Company, its subsidiaries and their respective affiliates) and the Executive agree that for a period of sixteen (16) months after the Date of Termination if the Executive’s employment is terminated due to a Change of Control pursuant to Section 2 of this Agreement, the Executive shall not:

(i)           engage in Competition, as defined below, with the Company or its subsidiaries within any market where the Company is conducting the Business as of termination of the Executive’s employment. For purposes of this Agreement, “Competition” by the Executive shall mean the Executive’s being employed by or acting as a consultant or lender to, or being a director, officer, employee, principal, agent, stockholder, member, owner or partner of, or permitting his/her name to be used in connection with the activities of any entity engaged in the Business, provided that, it shall not be a violation of this sub-paragraph for the Executive to become the registered or beneficial owner of less than five percent (5%) of any class of the capital stock of any one or more competing corporations registered under the 1934 Act, provided that, the Executive does not participate in the business of such corporation until such time as this covenant expires; and

(ii)         Executive further agrees that he/she will not, directly or indirectly, for his/her benefit or for the benefit of any other person or entity, do any of the following:

(A)         solicit from any customer doing business with the Company as of the Executive’s termination, business of the same or of a similar nature to the Business of the Company with such customer; (B) solicit from any known potential customer of the Company business of the same or of a similar nature to that which, to the knowledge of the Executive, has been the subject of a written or oral bid, offer or proposal by the Company, or of substantial preparation with a view to making such a bid, proposal or offer, within sixteen (16) months prior to the Date of Termination; or (C) recruit or solicit the employment or services of any person who was employed by the Company on the Date of Termination of the Executive’s employment and is employed by the Company at the time of such recruitment or solicitation.

(c)          The Executive acknowledges that a breach or threatened breach of any part of this Section 7 could cause a loss of significant value to the Company, which loss may not be reasonably or adequately compensated for by damages in an action at law, and that a breach or threatened breach by Executive of any of the provisions contained in this Section will cause the Company irreparable injury. The Executive therefore agrees that the Company will be entitled, in addition to any other right or remedy, to a temporary, preliminary and permanent injunction, without the necessity of proving the inadequacy of monetary damages or the posting of any bond or security, enjoining or restraining the Executive from any violation or threatened violations. The Executive acknowledges that the terms of this Section and its obligations are reasonable and will not prohibit Executive from being employed or employable in the health care industry.

(d)          If any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the fullest extent permitted by law.

8.             Termination for Cause; Termination by Executive for Good Reason

(a)          The Executive’s employment may be terminated by the CEO, acting in good faith, by written notice to the Executive specifying the event(s) relied upon for such termination upon the occurrence of any of the following events (each of which shall constitute “Cause” for termination):

(i)           the continued failure by the Executive to substantially perform his/her duties after written notice and failure to cure within sixty (60) days;

(ii)          conviction of a felony or engaging in misconduct which is materially injurious to the Company, monetarily or to its reputation or otherwise, or which would damage Executive’s ability to effectively perform his/her duties;

(iii)           theft or dishonesty by the Executive;

(iv)           intoxication while on duty; or

(v)          willful violation of Company policies or procedures after written notice and failure to cure within thirty (30) days.

(b)          Within twelve (12) months of a Change of Control, the Executive’s employment may be terminated by the Executive by written notice of his/her resignation delivered within sixty (60) days after the occurrence of any of the following events, each of which shall constitute “Good Reason” for resignation:

(i)           a reduction in the Executive’s Base Salary (unless such reduction is part of an across the board reduction affecting all Company executives with a comparable title);

(ii)          a requirement by the Company to relocate the Executive to a location that is greater than twenty-five (25) miles from the location of the office in which the Executive performs his/her duties at the time of such relocation;

(iii)         a reduction in the Executive’s title, or a material and adverse change in Executive’s status and responsibilities, or the assignment to Executive of duties or responsibilities which are materially inconsistent with Executive’s status and responsibilities; or

(iv)         in connection with a Change in Control, a failure by the successor person or entity, or the Board, either to honor this Agreement or to present the Executive with an employment agreement containing provisions satisfactory to the Executive and which is executed by the Executive.

9.            Entire Agreement. This Agreement contains all the understandings between the parties pertaining to the matters referred to herein, and supersedes any other undertakings and agreements, whether oral or written, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he/she does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter or effect of this Agreement or otherwise and that Executive has had the opportunity to be represented by counsel of his/her choosing. In the event any of the provisions of this Agreement conflict with or are inconsistent with the provisions of an employment agreement, if any, between the Executive and the Company in force as of a Change of Control, such employment agreement controls.

10.          Amendment or Modification; Waiver. No provision of this Agreement may be amended or waived, unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

11.          Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier, facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice in writing:

To the Executive at:	To the Company at: Mr. Chris Cigarran Senior Vice President of Human Resources Healthways, Inc. 3841 Green Hills Village Drive Nashville, Tennessee 37215

Any notice delivered personally or by courier shall be deemed given on the date delivered. Any notice sent by facsimile, registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date transmitted by facsimile or mailed.

12.          Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

13.          Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. However, nothing in this Agreement is intended to obligate the Company to employ or continue to employ Executive for any set period of time or otherwise to create an employment contract.

14.          Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of law thereof.

15.          Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

16.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of date set forth above.

HEALTHWAYS, INC.
By: /s/ Chris Cigarran
Name: Chris Cigarran
Title: Senior Vice President of Human Resources
EXECUTIVE
/s/ Alfred Lumsdaine Alfred Lumsdaine